EXPLANATORY NOTE

RSE Collection, LLC has prepared this Post-Qualification Amendment No. 24 to its Form 1-A, initially qualified by the Commission on August 10, 2017, solely for the purpose of amending the Exhibit Index with respect to Exhibit 6.3. Accordingly, this Post-Qualification Amendment No. 24 to Form 1-A consists only of Part I, this Explanatory Note, Part III, the signature page, and the revised Exhibit Index. The Offering Circular is unchanged and has therefore been omitted.

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation (1)

Exhibit 2.2 – Third Amended and Restated Operating Agreement (3)

Exhibit 2.3 – First Amendment to the Third Amended and Restated Limited Liability Company Agreement (5)

Exhibit 2.4 – Second Amendment to the Third Amended and Restated Limited Liability Company Agreement (6)

Exhibit 2.5 – Third Amendment to the Third Amended and Restated Limited Liability Company Agreement (7)

Exhibit 2.6 – Fourth Amendment to the Third Amended and Restated Limited Liability Company Agreement (8)

Exhibit 3.1 – Standard Form of Series Designation (6)

Exhibit 4.1 – Amended and Restated Standard Form of Subscription Agreement (8)

Exhibit 6.1 – Standard Form of Asset Management Agreement (4)

Exhibit 6.2 – Broker of Record Agreement (5)

Exhibit 6.3 – (10)

Exhibit 6.4 – Amended and Restated Upper90 Secured Demand Promissory Term Note (11)

Exhibit 8.1 – Amended and Restated Subscription Escrow Agreement (5)

Exhibit 8.2 - Custodian Agreement with DriveWealth, LLC (9)

Exhibit 11.1 – Consent of EisnerAmper LLP (11)

Exhibit 12.1 – Opinion of Duane Morris LLP (11)

Exhibit 13.1 – Testing the Waters Materials for Series #69BM1 (1)

Exhibit 15.1 – Draft Offering Statement previously submitted pursuant to Rule 252(d) (2)

(1)Previously filed as an Exhibit to the Company’s Form 1-A filed with the Commission on June 30, 2017

(2)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on July 13, 2017

(3)Previously filed as an Exhibit to Amendment 13 to the Company’s Form 1-A POS filed with the Commission on February 25, 2019

(4)Previously filed as an Exhibit to Amendment 14 to the Company’s Form 1-A POS filed with the Commission on May 3, 2019

(5)Previously filed as an Exhibit to Form 1-U filed with the Commission on June 12, 2019

(6)Previously filed as an Exhibit to Amendment 15 to the Company’s Form 1-A POS filed with the Commission on July 8, 2019

(7)Previously filed as an Exhibit to Amendment 16 to the Company’s Form 1-A POS filed with the Commission on August 29, 2019

(8)Previously filed as an Exhibit to Amendment 18 to the Company’s Form 1-A POS filed with the Commission on October 11, 2019

(9)Previously filed as an Exhibit to the Company’s Form 1-K filed with the Commission on April 29, 2020

(10)Exhibit 6.3 has been restated and replaced in its entirety with Exhibit 6.4

(11)Previously filed as an Exhibit to the Company’s Form1-A/A filed with the Commission on October 7, 2020

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RSE COLLECTION, LLC

By: RSE Markets, Inc., its managing member

By: /s/ George J. Leimer

Name: George J. Leimer

Title: Chief Executive Officer

This report has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George J. Leimer Name: George J. Leimer	Chief Executive Officer of RSE Markets, Inc. (Principal Executive Officer)	October 9, 2020

/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer)	October 9, 2020
RSE MARKETS, INC. By: /s/ George J. Leimer Name: George J. Leimer Title: Chief Executive Officer	Managing Member	October 9, 2020